                                MONTHLY STATEMENT
                            CAPITAL ONE MASTER TRUST
                                  SERIES 1999-1

        Pursuant to the Master Pooling and Servicing Agreement dated as of September 30, 1993 (hereinafter as such agreement may have been or may be from time to time, supplemented, amended or otherwise modified, the "Pooling and Servicing Agreement"), between Capital One Bank (as successor to Signet Bank/Virginia), and The Bank of New York, as trustee (the "Trustee"), Capital One as Servicer is required to prepare certain information each month regarding current distributions to Certificateholders and the performance of the Capital One Master Trust (the "Trust") during the previous month. The information which is required to be prepared with respect to the Distribution Date of September 17, 2001, and with respect to the performance of the Trust during the month August, 2001 is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per investor Certificate (a "Certificate"). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement.

A)  Information Regarding Distributions to the Class A Certificateholders
(Stated on the Basis of $1,000 Original Principal Amount)

1)    The total amount of the distribution to Class A Certificateholders on September 17, 2001
      per $1,000 Original Principal Amount                                                                          3.4650000000
                                                                                                        -------------------------

2)    The amount of the distribution set forth in paragraph 1 above in respect of interest
      on the Class A Certificates, per $1,000 Original Principal Amount                                             3.4650000000
                                                                                                        -------------------------

3)    The amount of the distribution set forth in paragraph 1 above in respect of principal
      of the Class A Certificates, per $1,000 Original Principal Amount                                             0.0000000000
                                                                                                        -------------------------

B)  Class A Investor Charge Off's and Reimbursement of Charge Off's
1)    The amount of Class A Investor Charge Off's                                                                   0.0000000000
                                                                                                        -------------------------

2)    The amount of Class A Investor Charge Off's set forth in paragraph 1 above, per $1,000
      Original Principal Amount                                                                                     0.0000000000
                                                                                                        -------------------------


3)    The total amount reimbursed to the Trust in respect of Class A Investor Charge Off's                          0.0000000000
                                                                                                        -------------------------

4)    The amount set forth in paragraph 3 above, per $1,000 Original Principal Amount (which will have the effect of increasing, pro rata, the amount of each Series 1999-1 Investor
      Certificateholder's Investment)                                                                               0.0000000000
                                                                                                        -------------------------

5)    The amount, if any, by which the outstanding principal balance of the Class A Certificates exceeds the Class A Invested Amount after giving effect to all transactions on such
      Distribution Date                                                                                             0.0000000000
                                                                                                        -------------------------

C)  Information Regarding Distributions to the Class B Certificateholders
(Stated on the Basis of $1,000 Original Principal Amount)

1)    The total amount of the distribution to Class B Certificateholders on September 17, 2001
      per $1,000 Original Principal Amount.                                                                         3.6483332800
                                                                                                        -------------------------

2)    The amount of the distribution set forth in paragraph 1 above in respect of interest
      on the Class B Certificates, per $1,000 Original Principal Amount.                                            3.6483332800
                                                                                                        -------------------------

3)    The amount of the distribution set forth in paragraph 1 above in respect of principal
      of the Class B Certificates, per $1,000 Original Principal Amount.                                            0.0000000000
                                                                                                        -------------------------

D)  Class B Investor Charge Off's and Reimbursement of Charge Off's

1)    The amount of Class B Investor Charge Off's                                                                   0.0000000000
                                                                                                        -------------------------

2)    The amount of Class B Investor Charge Off's set forth in paragraph 1 above, per $1,000
      Original Principal Amount                                                                                     0.0000000000
                                                                                                        -------------------------


3)    The total amount reimbursed to the Trust in respect of Class B Investor Charge Off's                          0.0000000000
                                                                                                        -------------------------

4)    The amount set forth in paragraph 3 above, per $1,000 Original Principal Amount
      (which will have the effect of increasing, pro rata, the amount of each Series
      1999-1 Investor Certificateholder's Investment)                                                               0.0000000000
                                                                                                         ------------------------

5)    The amount, if any, by which the outstanding principal balance of the Class B
      Certificates exceeds the Class B Invested Amount after giving effect to all
      transactions on such Distribution Date                                                                        0.0000000000
                                                                                                         ------------------------

E)  Information Regarding Distributions to the Collateral Interest Holder
(Stated on the Basis of $1,000 Original Principal Amount)

1)    The total amount of the distribution to Collateral Interest Holder on
                                                         Distribution Date: September 17, 2001
      per $1,000 Original Principal Amount.                                                                         5.5000000000
                                                                                                         ------------------------

2)    The amount of the distribution set forth in paragraph 1 above in respect of interest
      on the Collateral Interest, per $1,000 Original Principal Amount.                                             5.5000000000
                                                                                                         ------------------------

3)    The amount of the distribution set forth in paragraph 1 above in respect of principal
      of the Collateral Interest, per $1,000 Original Principal Amount.                                             0.0000000000
                                                                                                         ------------------------


F)  Collateral Interest Investor Charge Off's and Reimbursement of Charge Off's
1)    The amount of Collateral Interest Investor Charge Off's                                                       0.0000000000
                                                                                                         ------------------------

2)    The amount of Collateral Interest Investor Charge Off's set forth in paragraph
      1 above, per $1,000 Original Principal Amount                                                                 0.0000000000
                                                                                                         ------------------------

3)    The total amount reimbursed to the Trust in respect of Collateral Interest
      Investor Charge Off's                                                                                         0.0000000000
                                                                                                         ------------------------

4)    The amount set forth in paragraph 3 above, per $1,000 Original Principal Amount                               0.0000000000
                                                                                                         ------------------------




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